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                                                                     EXHIBIT 7

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 7, 1997, with respect to the financial statements of John Hancock Variable Life Account S, and dated February 14, 1997, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Pre-Effective Amendment
No. 2 to the Registration Statement (Form S-6, No. 333-15075).


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

Boston, Massachusetts

April 18, 1997